Exhibit 10.5

NORTHSTAR/RXR NEW YORK METRO INCOME, INC.

INDEPENDENT DIRECTOR COMPENSATION PLAN

ARTICLE 1
PURPOSE

1.1. PURPOSE. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of NorthStar/RXR New York Metro Income, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Independent Directors to have a personal financial stake in the Company through an ownership interest in the Stock and will closely associate the interests of Independent Directors with that of the Company’s stockholders.
1.2. ELIGIBILITY. Independent Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.
ARTICLE 2
DEFINITIONS
2.1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Incentive Plan. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:
“Base Annual Retainer” means the annual retainer payable by the Company to an Independent Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Retainer), as such amount may be changed from time to time.
“Eligible Participant” means any person who is an Independent Director on the Plan Effective Date or becomes an Independent Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.
“Incentive Plan” means the NorthStar/RXR New York Metro Income, Inc. Long Term Incentive Plan, or any subsequent equity compensation plan approved by the Board and designated as the Incentive Plan for purposes of this Plan.
“Plan” means this NorthStar/RXR New York Metro Income, Inc. Independent Director Compensation Plan, as amended from time to time.
“Plan Effective Date” of the Plan has the meaning set forth in Section 9.4 of the Plan.
“Plan Year(s)” means the approximate twelve-month period beginning with the annual stockholders meeting and ending at the next annual stockholders meeting; provided that the first Plan Year shall begin on the Plan Effective Date and extend until the first annual stockholders meeting.
“Supplemental Annual Retainer” means the annual retainer payable by the Company to an Independent Director pursuant to Section 5.2 hereof for service as the chair of the Audit Committee of the Board, as such amount may be changed from time to time.

ARTICLE 3
ADMINISTRATION
3.1. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned, including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.
3.2. RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.
ARTICLE 4
SHARES
4.1. SOURCE OF SHARES FOR THE PLAN. The shares of Stock that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to shares of Stock, Restricted Stock and any other equity granted pursuant hereto and any such grant shall be governed by and construed in accordance with the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of Restricted Stock or shares of Stock described herein.
ARTICLE 5
RETAINERS AND EXPENSES
5.1. BASE ANNUAL RETAINER. Each Eligible Participant shall be paid a Base Annual Retainer for service as a director during each Plan Year, payable in such form as shall be elected by the Eligible Participant in accordance with Section 6.1. The amount of the Base Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Annual Retainer for a full Plan Year shall be $65,000. The Base Annual Retainer shall be payable in approximately equal quarterly installments in arrears, beginning on the date of the annual stockholders meeting; provided, however, that for the first Plan Year, the first installment shall begin on the Plan Effective Date and be prorated based on the number of full months in such quarter after the Plan Effective Date and, provided, further, that for purposes of this Article 5, the month in which the Plan Effective Date occurs shall be considered a “full month.” Each person who first becomes an Eligible Participant on a date other than the Plan Effective Date or an annual meeting date shall be paid a retainer equal to the quarterly installment of the Base Annual Retainer for the first quarter of eligibility, based on the number of full months he or she serves as an Independent Director during such quarter. Payment of such prorated Base Annual Retainer shall begin on the date that the person first becomes an Eligible Participant, and shall resume on a quarterly basis thereafter. In no event shall any installment of the Base Annual Retainer be paid later than March 15 of the year following the year to which such installment relates.
5.2. AUDIT COMMITTEE CHAIRPERSON SUPPLEMENTAL ANNUAL RETAINER. The chairperson of the Audit Committee of the Board shall be paid a Supplemental Annual Retainer for his or her service as such chairperson during a Plan Year, payable at the same times as installments of the Base

Annual Retainer are paid and in such form as shall be elected by such chairperson in accordance with Section 6.1. The amount of the Supplemental Annual Retainer for the chairperson of the Audit Committee shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Retainer for a full Plan Year for the chairperson of the Audit Committee shall be $10,000. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes the chairperson of the Audit Committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a chairperson of the Audit Committee of the Board during the Plan Year. Payment of such prorated Supplemental Annual Retainer shall begin on the date that the person first becomes chairperson of the Audit Committee, and shall resume on a quarterly basis thereafter. In no event shall any installment of the Supplemental Annual Retainer be paid later than March 15 following the year to which such installment relates.
5.3. TRAVEL EXPENSE REIMBURSEMENT. All Eligible Participants shall be reimbursed for reasonable travel expenses in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or Chair of the Board requests the Independent Director to participate. Notwithstanding the foregoing, the Company’s reimbursement obligations pursuant to this Section 5.3 shall be limited to expenses incurred during such director’s service as an Independent Director. Such payments will be made within 30 days after delivery of the Independent Director’s written requests for payment, accompanied by such evidence of expenses incurred as the Company may reasonably require, but in no event later than the last day of the Independent Director’s tax year following the tax year in which the expense was incurred. The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year. Independent Directors’ right to reimbursement pursuant to this Section 5.3 shall not be subject to liquidation or exchange for another benefit.
ARTICLE 6
ALTERNATIVE FORM OF PAYMENT FOR BASE ANNUAL RETAINER AND SUPPLEMENTAL ANNUAL RETAINER
6.1. PAYMENT OF BASE ANNUAL RETAINER AND SUPPLEMENTAL ANNUAL RETAINER. At the election of each Eligible Participant, in accordance with Section 6.2, the Base Annual Retainer or the Supplemental Annual Retainer for a given Plan Year shall be either: (i) payable in cash in approximately equal quarterly installments in arrears, beginning on the date of the annual stockholders meeting; or (ii) subject to share availability under the Incentive Plan, payable by a grant on the day an installment of the Base Annual Retainer or Supplemental Annual Retainer is normally paid (the “Stock Grant Date”) of that number of shares of Stock (rounded up to the nearest whole share) determined by dividing the Base Annual Retainer or Supplemental Annual Retainer installment otherwise payable by: (a) if the Stock Grant Date occurs prior to disclosure by the Company of a net asset value or other share valuation (“NAV”), then the current offering price of the Stock, or, if there is no current primary offering, then the most recent offering price, in either event net of dealer manager fees and selling commissions; or (b) if the Stock Grant Date occurs after the disclosure of an NAV, then the most recent NAV, or (c) in any case, the Fair Market Value as otherwise determined by the Committee. Any shares of Stock granted under the Plan as the Base Annual Retainer or Supplemental Annual Retainer under clause (ii) above will be 100% vested and nonforfeitable as of the Stock Grant Date, and the Eligible Participant receiving such shares of Stock (or his or her custodian, if any) will have immediate rights of ownership in the shares of Stock, including the right to vote the shares of Stock and the right to receive dividends or other distributions thereon.
6.2. TIMING AND MANNER OF PAYMENT ELECTION. Eligible Participants may make an election pursuant to this Section 6.2 for the first full Plan Year following the date that the Company’s initial public offering of its common stock is declared effective by the Securities and Exchange Commission (the “IPO Effective Date”). Each Eligible Participant shall elect the form of payment desired for his or her Base Annual Retainer and Supplemental Annual Retainer (if applicable) for a Plan Year by delivering a valid election form in such form as the Board or the plan administrator shall prescribe (the “Election Form”) to the Board or the plan administrator prior to the beginning of such Plan Year, which will be effective as of the first day of the Plan Year beginning after the Board or the plan administrator receives the Eligible Participant’s Election Form. The Election Form signed by the Eligible Participant prior to the Plan Year will be irrevocable for the coming Plan Year. However, prior to the commencement of the following Plan Year, an Eligible Participant may change his or her election for future Plan Years by executing and delivering a new Election Form indicating different choices. If an Eligible Participant fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year. If no Election Form is filed or effective, or if there are insufficient shares of Stock in the Incentive Plan, the Base Annual Retainer and Supplemental Annual Retainer (if applicable) will be paid in cash.
ARTICLE 7
EQUITY COMPENSATION
7.1. INITIAL RESTRICTED STOCK GRANT. Provided that the Company has raised at least $2,000,000 in gross offering proceeds, on the first date that an Independent Director is initially elected or appointed to the Board, he or she shall receive an award of 5,000 shares of Restricted Stock, subject to share availability under the Incentive Plan and the terms of this Section 7.1. Notwithstanding the foregoing, each Independent Director elected or appointed to the Board prior to the date that the Company has raised $2,000,000 in gross offering proceeds (the “Minimum Offering Date”), and who remains an Independent Director as of the Minimum Offering Date, shall receive such initial Restricted Stock grant on the Minimum Offering Date. Such shares of Restricted Stock shall be subject to the terms and restrictions described below in Section 7.3 and shall be in addition to any otherwise applicable annual grant of Restricted Stock granted to such Independent Director under Section 7.2.
7.2. SUBSEQUENT RESTRICTED STOCK GRANT. Subject to share availability under the Incentive Plan, on the date following an Independent Director’s subsequent re-election to the Board, such director shall receive 2,500 shares of Restricted Stock. Such shares of Restricted Stock shall be subject to the terms and restrictions described below in Section 7.3.
7.3. TERMS AND CONDITIONS OF RESTRICTED STOCK. Shares of Restricted Stock shall be evidenced by a written Award Notification, and shall be subject to such restrictions and risk of forfeiture as determined by the Board, and shall be granted under and pursuant to the terms of the Incentive Plan. Unless and until provided otherwise by the Board, the Restricted Stock granted pursuant to Section 7.1 and Section 7.2 herein shall vest and become non-forfeitable over two (2) years in equal quarterly installments beginning on the first day of the first quarter following the Restricted Stock grant date. Notwithstanding the foregoing vesting schedule, the shares of Restricted Stock shall become fully vested on the earlier occurrence of: (i) the termination of the Independent Director’s service as a director of the Company due to his or her death or Disability; or (ii) a Change in Control of the Company. If the Independent Director’s service as a director of the Company terminates other than as described in clause (i) of the foregoing sentence, then the Independent Director shall forfeit all of his or her right, title and interest in and to any unvested shares of Restricted Stock as of the date of such termination from the Board and such Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the Independent Director.

ARTICLE 8
AMENDMENT, MODIFICATION AND TERMINATION
8.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, require stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided, further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason.
ARTICLE 9
GENERAL PROVISIONS
9.1. ADJUSTMENTS. The adjustment provisions of the Incentive Plan shall apply with respect to Restricted Stock or other equity awards outstanding or to be granted pursuant to this Plan.
9.2. DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board.
9.3. EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.
9.4. PLAN EFFECTIVE DATE. The Plan was originally adopted by the Board on February 2, 2015, and became effective on that date (the “Plan Effective Date”).
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The foregoing Independent Director Compensation Plan was adopted by the Board on February 2, 2015.

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